Exhibit 99.1
Company / Investor Contact: Tom Wirth EVP & CFO 610-832-7434 tom.wirth@bdnreit.com

Brandywine Realty Trust Announces Third Quarter 2024 Results
And Adjusts And Narrows 2024 Guidance

Philadelphia, PA, October 22, 2024 — Brandywine Realty Trust (NYSE:BDN) today reported its financial and operating results for the three and nine-month periods ended September 30, 2024.
Management Comments
“During the third quarter we made strong progress on our 2024 business plan highlighted by exceeding many of our targets and for the second consecutive quarter raising both our speculative revenue target and our annual tenant retention rate,” stated Gerard H. Sweeney, President and Chief Executive Officer for Brandywine Realty Trust.  “Based on our 2024 leasing activity, we are raising our speculative revenue target to $26.3 million and this revised target is 100% achieved and represents a 7% increase over our original business plan. In addition, we increased our annual tenant retention rate by 3.0% placing us over 10 percentage points above our original 2024 business plan target. Turning to the capital markets, we made progress on our asset sales target by selling an office portfolio in the Pennsylvania suburbs for $65.5 million and, at the midpoint, we have raised our 2024 asset sales target from $90 million to $150 million. Despite continued improvement in the real estate sales market, we are removing land sales from our 2024 business plan that were projected to generate approximately $5.0 million of earnings, or $0.03 per share. Based on the changes made to our 2024 business plan we are adjusting and further narrowing our FFO range from $0.91 to $0.96 per share to $0.89 to $0.92 per share.”
Third Quarter Highlights
Financial Results
•Net loss available to common shareholders: $(165.5) million, or $(0.96) per share. Our results include $(161.4) million, or $(0.93) per share, of non-cash impairment charges.
•Funds from Operations (FFO): $39.8 million, or $0.23 per diluted share.
Portfolio Results
•Core Portfolio: 87.2% occupied and 88.7% leased.
•New and Renewal Leases Signed: 298,000 square feet wholly-owned and 558,000 square feet including our joint ventures.
•Tenant Retention Ratio: 42%.
•Rental Rate Mark-to-Market: Increased 14.9% on an accrual basis and 8.9% on a cash basis.
•Same Store Results: Decreased (2.0%) on an accrual basis and increased 1.6% on a cash basis.

Disposition Activity
•On September 26, 2024, we completed the sale of five Class-B office properties in Plymouth Meeting, Pennsylvania for a gross sales price of $65.5 million. After closing costs and credits, we received net cash proceeds of $44.1 million and provided seller financing to the buyer. The seller financing totaled $15.5 million and has an initial interest rate of 8.25% and matures in 2034 and is subordinate to a first mortgage. Prior to the sale we recognized an impairment loss of $3.3 million on the properties based upon the executed purchase and sale agreement during the third quarter of 2024.
Joint Venture Activity
•On August 26, 2024, we entered into an agreement to pay down $23 million of the preferred equity position from our current partner in our Commerce Square joint venture, increasing our total interest in the venture to 84%. In connection with the agreed upon transaction, we obtained a 3rd party appraisal, which resulted in the venture impairing our common equity position down to the appraised value. We recorded a $(116.5) million impairment through its equity in loss of unconsolidated real estate ventures during the third quarter as a result of the impairment. During 2020 when we sold a preferred equity interest in the Commerce Square joint venture, we recognized a net gain on disposition of real estate totaling $271.9 million.
Finance Activity
•We had $40.0 million outstanding balance on our $600.0 million unsecured revolving credit facility as of September 30, 2024.
•We had $36.5 million of cash and cash equivalents on-hand as of September 30, 2024.
Results for the Three and Nine-Month Periods Ended September 30, 2024
Net loss allocated to common shares totaled $(165.5) million or $(0.96) per share in the third quarter of 2024 compared to a net loss of $(21.7) million or $(0.13) per diluted share in the third quarter of 2023. The 2024 results include impairment losses totaling $(161.4) million, or $(0.93) per share. The 2023 results include an impairment loss totaling $(11.7) million, or $(0.07) per share.
FFO available to common shares and units in the third quarter of 2024 totaled $39.8 million or $0.23 per diluted share versus $50.6 million or $0.29 per diluted share in the third quarter of 2023. Our third quarter 2024 payout ratio ($0.15 common share distribution / $0.23 FFO per diluted share) was 65.2%.
Net loss allocated to common shares totaled $(152.3) million or $(0.88) per share for the first nine months of 2024 compared to net loss of $(39.9) million or $(0.23) per diluted share in the first nine months of 2023. The 2024 results include impairment losses totaling $(167.8) million or $(0.97) per share and one-time, non-cash income related to the reversal of our negative investment balance in an unconsolidated joint venture totaling $53.8 million, or $0.31 per share. The 2023 results include impairment losses totaling $(16.1) million, or $(0.09) per share.
Our FFO available to common shares and units for the first nine months of 2024 totaled $119.0 million, or $0.68 per diluted share compared to FFO available to common shares and units of $151.1 million, or $0.87 per diluted share, for the first nine months of 2023. Our first nine months 2024 FFO payout ratio ($0.45 common share distribution / $0.68 FFO per diluted share) was 66.2%.
Operating and Leasing Activity
In the third quarter of 2024, our Net Operating Income (NOI), excluding termination revenues, bad debt expense and other income items, decreased (2.0)% on an accrual basis and increased 1.6% on a cash basis for our 63 same store properties, which were 87.0% and 89.0% occupied on September 30, 2024 and 2023, respectively.
We leased approximately 298,000 square feet and commenced occupancy on 175,000 square feet during the third quarter of 2024. The third quarter occupancy activity includes 102,000 square feet of renewals and 73,000 square feet of new leases. We have an additional 185,000 square feet of executed new leasing scheduled to commence subsequent to September 30, 2024.

Our tenant retention ratio was 42% in our core portfolio with net negative absorption of (68,000) square feet during the third quarter of 2024. Third quarter accrual rental rate growth increased 14.3% on our renewal leasing and 18.0% on new leasing.
At September 30, 2024 our core portfolio of 64 properties comprising 12.2 million square feet was 87.2% occupied and 88.7% leased (reflecting new leases commencing after September 30, 2024) as of October 18, 2024.
Distributions
On September 25, 2024, our Board of Trustees declared a quarterly dividend distribution of $0.15 per common share that will be paid on October 24, 2024 to shareholders of record as of October 9, 2024.
2024 Earnings and FFO Guidance
Based on current plans and assumptions and subject to the risks and uncertainties more fully described in our Securities and Exchange Commission filings, we are adjusting our 2024 loss per share guidance from $(0.01) - $0.04 to $(1.01) - $(0.98) per share and adjusting our 2024 FFO guidance from $0.91 - $0.96 to $0.89 - $0.92 per diluted share. This guidance is provided for informational purposes and is subject to change. The following is a reconciliation of the calculation of 2024 FFO and earnings per diluted share:

Guidance for 2024		Range

Loss per diluted share allocated to common shareholders	$(1.01)	to	$(0.98)
Plus: real estate depreciation, amortization	1.24		1.24
Plus: real estate impairments	0.97		0.97
Less: net gain on real estate venture transactions	(0.31)		(0.31)
FFO per diluted share	$0.89	to	$0.92

Our 2024 FFO key assumptions include:
•Year-end Core Occupancy Range: 87-88%;
•Year-end Core Leased Range: 88-89%;
•Rental Rate Growth (accrual): 12-13%;
•Rental Rate Growth (cash): 1-2%;
•Same Store (accrual) NOI Growth Range: (1)-1%;
•Same Store (cash) NOI Growth Range: 1-3%;
•Speculative Revenue Target: Increased $0.8 million from $25.0 - $26.0 million midpoint to $26.3 million, 100% achieved as of October 18, 2024;
•Tenant Retention Rate Range: 59-60% increased to 62-63%: 300 Basis Point Improvement at the mid-point and a 10% improvement as compared to our initial business plan;
•Interest Expense Range: $125 - $130 million;
•Property Acquisition Activity: None;
•Property Sales Activity (excluding land): Increased to $140 - $160 million from $80 - $100 million;
•Joint Venture Activity: Completed the refinancing/recapitalization of our MAP, Cira Square and Mid-Atlantic joint ventures and formation of a new 50/50 joint venture;

•Development Starts: None;
•Land Sale Income: reduced from $5.0 million to None;
•Financing Activity: Completed the refinance of our 2024 Notes ($335.1 million outstanding);
•Share Buyback Activity: None;
•Annual earnings and FFO per diluted share based on 176.0 million fully diluted weighted average common shares.
About Brandywine Realty Trust
Brandywine Realty Trust (NYSE: BDN) is one of the largest, publicly traded, full-service, integrated real estate companies in the United States with a core focus in the Philadelphia and Austin markets. Organized as a real estate investment trust (REIT), we own, develop, lease and manage an urban, town center and transit-oriented portfolio comprising 147 properties and 21.1 million square feet as of September 30, 2024. Our purpose is to shape, connect and inspire the world around us through our expertise, the relationships we foster, the communities in which we live and work, and the history we build together. For more information, please visit www.brandywinerealty.com.
Conference Call and Audio Webcast
We will release our third quarter earnings after the market close on Tuesday, October 22, 2024 and will hold our third quarter conference call on Wednesday, October 23, 2024 at 9:00 a.m. Eastern Time.  To access the conference call by phone, please visit this link here, and you will be provided with dial in details. A live webcast of the conference call will also be available on the Investor Relations page of our website at www.brandywinerealty.com.
Supplemental Information
We produce supplemental information that includes details regarding the performance of the portfolio, financial information, non-GAAP financial measures, same-store information and other useful information for investors. The supplemental information is available via our website, www.brandywinerealty.com, through the “Investor Relations” section.
Looking Ahead – Fourth Quarter 2024 Conference Call
We expect to release our fourth quarter 2024 earnings on Tuesday, February 4, 2025 after the market close and will host our fourth quarter 2024 conference call on Wednesday, February 5, 2025 at 9:00 a.m. Eastern. We expect to issue a press release in advance of these events to reconfirm the dates and times and provide all related information.
Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “will,” “strategy,” “expects,” “seeks,” “believes,” “potential,” or other similar words. Because such statements involve known and unknown risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These forward-looking statements, including our 2024 guidance, are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and not within our control. Such risks, uncertainties and contingencies include, among others: risks related to the impact of other potential future outbreaks of infectious diseases on our financial condition, results of operations and cash flows and those of our tenants as well as on the economy and real estate and financial markets; reduced demand for office space and pricing pressures, including from competitors, changes to tenant work patterns that could limit our ability to lease space or set rents at expected levels or that could lead to declines in rent; uncertainty and volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital or that delay receipt of future debt financings and refinancings; the effect of inflation and interest rate fluctuations, including on the costs of our planned debt financings and refinancings; the potential loss or bankruptcy of tenants or the inability of tenants to meet their rent and other lease obligations; risks of acquisitions and dispositions, including unexpected liabilities and integration costs; delays in completing, and cost overruns incurred in connection with, our developments and redevelopments; disagreements with joint venture partners; unanticipated operating and capital costs; uninsured casualty losses and our ability to obtain adequate insurance, including coverage for terrorist acts; additional asset impairments; our dependence upon certain geographic markets; changes in governmental regulations, tax laws and rates and similar matters; unexpected costs of REIT qualification compliance; costs and disruptions as the result of a cybersecurity incident or other technology disruption; reliance on key personnel; and failure to maintain an effective system of internal control, including internal control over financial reporting. The declaration and payment of future dividends (both timing and amount) is subject to the determination of our Board of Trustees, in its sole discretion, after considering various factors, including our financial condition, historical and forecast operating results, and available cash flow, as well as any applicable laws and contractual covenants and any other relevant factors. Our Board’s practice regarding declaration of dividends may be modified at any time and from time to time. Additional information on factors which could impact us and the forward-looking statements contained herein are included in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2023 and our Form 10-Q for the quarter ended June 30, 2024. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events except as required by law.
Non-GAAP Supplemental Financial Measures
We compute our financial results in accordance with generally accepted accounting principles (GAAP). Although FFO and NOI are non-GAAP financial measures, we believe that FFO and NOI calculations are helpful to shareholders and potential investors and are widely recognized measures of real estate investment trust performance. At the end of this press release, we have provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measure.
Funds from Operations (FFO)
We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than us. NAREIT defines FFO as net income (loss) before non-controlling interests and excluding gains (losses) on sales of depreciable operating property, impairment losses on depreciable consolidated real estate, impairment losses on investments in unconsolidated real estate ventures and extraordinary items (computed in accordance with GAAP); plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after similar adjustments for unconsolidated joint ventures. Net income, the GAAP measure that we believe to be most directly comparable to FFO, includes depreciation and amortization expenses, gains or losses on property sales, extraordinary items and non-controlling interests. To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in the financial statements included elsewhere in this release. FFO does not represent cash flow from operating activities (determined in accordance with GAAP) and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders. We generally consider FFO and FFO per share to be useful measures for understanding and comparing our operating results because, by excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment losses and real estate asset depreciation and amortization (which can differ across owners of similar assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO per share can help investors compare the operating performance of a company’s real estate across reporting periods and to the operating performance of other companies.
Net Operating Income (NOI)
NOI (accrual basis) is a financial measure equal to net income available to common shareholders, the most directly comparable GAAP financial measure, plus corporate general and administrative expense, depreciation and amortization, interest expense, non-controlling interest in the Operating Partnership and losses from early extinguishment of debt, less interest income, development and management income, gains from property dispositions, gains on sale from discontinued operations, gains on early extinguishment of debt, income from discontinued operations, income from unconsolidated joint ventures and non-controlling interest in property partnerships. In some cases we also present NOI on a cash basis, which is NOI after eliminating the effects of straight-lining of rent and deferred market intangible amortization. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered an alternative to net income as an indication of our performance or to cash flows as a measure of the Company's liquidity or its ability to make distributions. We believe NOI is a useful measure for evaluating the operating performance of our properties, as it excludes certain components from net income available to common shareholders in order to provide results that are more closely related to a property's results of operations. We use NOI internally to evaluate the performance of our operating segments and to make decisions about resource allocations. We concluded that NOI provides useful information to investors regarding our financial condition and results of operations, as it reflects only the income and expense items incurred at the property level, as well as the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and development activity on an unlevered basis.
Same Store Properties
In our analysis of NOI, particularly to make comparisons of NOI between periods meaningful, it is important to provide information for properties that were in-service and owned by us throughout each period presented. We refer to properties acquired or placed in-service prior to the beginning of the earliest period presented and owned by us through the end of the latest period presented as Same Store Properties. Same Store Properties therefore exclude properties placed in-service, acquired, repositioned, held for sale or in development or redevelopment after the beginning of the earliest period presented or disposed of prior to the end of the latest period presented. Accordingly, it takes at least one year and one quarter after a property is acquired for that property to be included in Same Store Properties.
Core Portfolio
Our core portfolio is comprised of our wholly-owned properties, excluding any properties currently in development, re-development or re-entitlement.
Speculative Revenue
Speculative Revenue represents the amount of rental revenue the company projects to be recorded during the current calendar year from new and renewal leasing activity in its core portfolio that has yet to be executed as of the beginning of the year. This revenue is primarily attributable to the absorption of core portfolio square footage that was either vacant at the beginning of the year or the renewal of existing tenants due to expire during the current year.

BRANDYWINE REALTY TRUST
CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands, except share and per share data)

	September 30, 2024	December 31, 2023
ASSETS
Real estate investments:
Operating properties	$3,421,599	$3,542,232
Accumulated depreciation	(1,162,471)	(1,131,792)
Right of use asset - operating leases, net	18,565	19,031
Operating real estate investments, net	2,277,693	2,429,471
Construction-in-progress	157,288	135,529
Land held for development	78,259	82,510
Prepaid leasehold interests in land held for development, net	27,762	27,762
Total real estate investments, net	2,541,002	2,675,272
Cash and cash equivalents	36,498	58,319
Restricted cash and escrow	6,195	9,215
Accounts receivable	8,669	11,977
Accrued rent receivable, net of allowance of $1,332 and $2,672 as of September 30, 2024 and December 31, 2023, respectively	187,873	186,708
Investment in unconsolidated real estate ventures	602,700	601,227
Deferred costs, net	88,865	95,984
Intangible assets, net	6,249	7,694
Other assets	121,509	86,051
Total assets	$3,599,560	$3,732,447
LIABILITIES AND BENEFICIARIES' EQUITY
Secured debt, net	$272,181	$255,671
Unsecured credit facility	40,000	—
Unsecured term loan, net	331,797	318,499
Unsecured senior notes, net	1,617,795	1,564,662
Accounts payable and accrued expenses	137,406	123,825
Distributions payable	26,230	26,017
Deferred income, gains and rent	21,453	24,248
Intangible liabilities, net	7,558	8,270
Lease liability - operating leases	23,502	23,369
Other liabilities	16,908	63,729
Total liabilities	$2,494,830	$2,408,290
Brandywine Realty Trust's Equity:
Common Shares of Brandywine Realty Trust's beneficial interest, $0.01 par value; shares authorized 400,000,000; 172,665,995 and 172,097,661 issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	1,724	1,719
Additional paid-in-capital	3,178,214	3,163,949
Deferred compensation payable in common shares	20,456	19,965
Common shares in grantor trust, 1,221,333 and 1,194,127 issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	(20,456)	(19,965)
Cumulative earnings	827,991	979,406
Accumulated other comprehensive income	(3,773)	(668)
Cumulative distributions	(2,905,554)	(2,827,022)
Total Brandywine Realty Trust's equity	1,098,602	1,317,384
Noncontrolling interests	6,128	6,773
Total beneficiaries' equity	$1,104,730	$1,324,157
Total liabilities and beneficiaries' equity	$3,599,560	$3,732,447

BRANDYWINE REALTY TRUST
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue
Rents	$117,958	$121,661	$354,975	$360,642
Third party management fees, labor reimbursement and leasing	6,093	6,553	17,685	18,782
Other	7,731	1,158	10,952	5,057
Total revenue	131,782	129,372	383,612	384,481
Operating expenses
Property operating expenses	31,900	31,123	95,532	96,608
Real estate taxes	11,892	12,808	37,019	38,981
Third party management expenses	2,487	2,468	7,456	7,664
Depreciation and amortization	44,301	48,966	133,530	141,645
General and administrative expenses	12,681	8,069	32,726	26,911
Provision for impairment	37,980	11,666	44,407	16,134
Total operating expenses	141,241	115,100	350,670	327,943
Gain on sale of real estate
Net gain on sale of undepreciated real estate	—	—	—	781
Total gain on sale of real estate	—	—	—	781
Operating income (loss)	(9,459)	14,272	32,942	57,319
Other income (expense):
Interest and investment income	639	293	2,572	1,318
Interest expense	(30,561)	(24,355)	(85,104)	(70,677)
Interest expense - amortization of deferred financing costs	(1,247)	(1,110)	(3,753)	(3,251)
Equity in loss of unconsolidated real estate ventures	(125,862)	(10,739)	(153,957)	(24,504)
Net gain on real estate venture transactions	770	—	54,503	181
Gain on early extinguishment of debt	—	—	941	—
Net loss before income taxes	(165,720)	(21,639)	(151,856)	(39,614)
Income tax benefit (provision)	—	3	(11)	(35)
Net loss	(165,720)	(21,636)	(151,867)	(39,649)
Net loss attributable to noncontrolling interests	500	82	452	140
Net loss attributable to Brandywine Realty Trust	(165,220)	(21,554)	(151,415)	(39,509)
Nonforfeitable dividends allocated to unvested restricted shareholders	(276)	(159)	(889)	(433)
Net loss attributable to Common Shareholders of Brandywine Realty Trust	$(165,496)	$(21,713)	$(152,304)	$(39,942)
PER SHARE DATA
Basic loss per Common Share	$(0.96)	$(0.13)	$(0.88)	$(0.23)
Basic weighted average shares outstanding	172,668,731	172,097,661	172,480,325	171,912,552
Diluted loss per Common Share	$(0.96)	$(0.13)	$(0.88)	$(0.23)
Diluted weighted average shares outstanding	172,668,731	172,097,661	172,480,325	171,912,552

BRANDYWINE REALTY TRUST
FUNDS FROM OPERATIONS
(unaudited, in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net loss attributable to common shareholders	$(165,496)	$(21,713)	$(152,304)	$(39,942)
Add (deduct):
Net loss attributable to noncontrolling interests - LP units	(497)	(62)	(455)	(119)
Nonforfeitable dividends allocated to unvested restricted shareholders	276	159	889	433
Net loss on real estate venture transactions	(7,929)	—	(61,662)	(181)
Provision for impairment	37,426	11,666	43,853	16,134
Company's share of impairment of an unconsolidated real estate venture	123,376	—	123,376	—
Depreciation and amortization:
Real property	38,584	40,493	116,069	118,242
Leasing costs including acquired intangibles	4,862	7,594	14,785	20,837
Company’s share of unconsolidated real estate ventures	9,636	12,840	35,782	36,549
Partners’ share of consolidated real estate ventures	(6)	(8)	(6)	(16)
Funds from operations	$40,232	$50,969	$120,327	$151,937
Funds from operations allocable to unvested restricted shareholders	(420)	(347)	(1,306)	(880)
Funds from operations available to common share and unit holders (FFO)	$39,812	$50,622	$119,021	$151,057
FFO per share - fully diluted	$0.23	$0.29	$0.68	$0.87
Weighted-average shares/units outstanding — fully diluted	175,997,959	173,236,769	175,238,507	172,954,267
Distributions paid per common share	$0.15	$0.19	$0.45	$0.57
FFO payout ratio (distributions paid per common share/FFO per diluted share)	65%	66%	66%	66%

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS – 3rd QUARTER
(unaudited and in thousands)

Of the 67 properties owned by the Company as of September 30, 2024, a total of 63 properties ("Same Store Properties") containing an aggregate of 11.9 million net rentable square feet were owned for the entire three months ended September 30, 2024 and 2023. As of September 30, 2024, two properties were recently completed, and two properties were in development/redevelopment. The Same Store Properties were 87.0% and 89.0% occupied as of September 30, 2024 and 2023, respectively. The following table sets forth revenue and expense information for the Same Store Properties:

	Three Months Ended September 30,
	2024	2023
Revenue
Rents	$107,250	$108,450
Other	267	233
Total revenue	107,517	108,683
Operating expenses
Property operating expenses	27,815	27,662
Real estate taxes	10,787	11,631
Net operating income	$68,915	$69,390
Net operating income - percentage change over prior year	(0.7)%
Net operating income, excluding other items	$68,326	$69,719
Net operating income, excluding other items - percentage change over prior year	(2.0)%
Net operating income	$68,915	$69,390
Straight line rents & other	1,019	(878)
Above/below market rent amortization	(225)	(268)
Amortization of tenant inducements	213	136
Non-cash ground rent expense	239	249
Cash - Net operating income	$70,161	$68,629
Cash - Net operating income - percentage change over prior year	2.2%
Cash - Net operating income, excluding other items	$69,317	$68,197
Cash - Net operating income, excluding other items - percentage change over prior year	1.6%
	Three Months Ended September 30,
	2024	2023
Net loss:	$(165,720)	$(21,636)
Add/(deduct):
Interest and investment income	(639)	(293)
Interest expense	30,561	24,355
Interest expense - amortization of deferred financing costs	1,247	1,110
Equity in loss of unconsolidated real estate ventures	125,862	10,739
Net gain on real estate venture transactions	(770)	—
Depreciation and amortization	44,301	48,966
General & administrative expenses	12,681	8,069
Income tax provision	—	(3)
Provision for impairment	37,980	11,666
Consolidated net operating income	85,503	82,973
Less: Net operating income of non-same store properties and elimination of non-property specific operations	(16,588)	(13,583)
Same store net operating income	$68,915	$69,390

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS – NINE MONTHS
(unaudited and in thousands)

Of the 67 properties owned by the Company as of September 30, 2024, a total of 63 properties ("Same Store Properties") containing an aggregate of 11.9 million net rentable square feet were owned for the entire nine months ended September 30, 2024 and 2023. As of September 30, 2024, two properties were recently completed, and two properties were in development/redevelopment. The Same Store Properties were 87.0% and 89.0% occupied as of September 30, 2024 and 2023, respectively. The following table sets forth revenue and expense information for the Same Store Properties:

	Nine Months Ended September 30,
	2024	2023
Revenue
Rents	$321,266	$324,026
Other	798	757
Total revenue	322,064	324,783
Operating expenses
Property operating expenses	84,022	84,668
Real estate taxes	33,871	34,934
Net operating income	$204,171	$205,181
Net operating income - percentage change over prior year	(0.5)%
Net operating income, excluding other items	$204,262	$205,322
Net operating income, excluding other items - percentage change over prior year	(0.5)%
Net operating income	$204,171	$205,181
Straight line rents & other	(173)	(5,704)
Above/below market rent amortization	(706)	(839)
Amortization of tenant inducements	563	398
Non-cash ground rent expense	722	753
Cash - Net operating income	$204,577	$199,789
Cash - Net operating income - percentage change over prior year	2.4%
Cash - Net operating income, excluding other items	$203,762	$197,829
Cash - Net operating income, excluding other items - percentage change over prior year	3.0%
	Nine Months Ended September 30,
	2024	2023
Net loss:	$(151,867)	$(39,649)
Add/(deduct):
Interest income	(2,572)	(1,318)
Interest expense	85,104	70,677
Interest expense - amortization of deferred financing costs	3,753	3,251
Equity in loss of unconsolidated real estate ventures	153,957	24,504
Net gain on real estate venture transactions	(54,503)	(181)
Net gain on sale of undepreciated real estate	—	(781)
Gain on early extinguishment of debt	(941)	—
Depreciation and amortization	133,530	141,645
General & administrative expenses	32,726	26,911
Income tax provision	11	35
Provision for impairment	44,407	16,134
Consolidated net operating income	243,605	241,228
Less: Net operating income of non-same store properties and elimination of non-property specific operations	(39,434)	(36,047)
Same store net operating income	$204,171	$205,181